Exhibit 23.2

RESPEC Company, LLC
3824 Jet Drive
Rapid City, SD 57703

Consent of RESPEC Company, LLC

RESPEC Company, LLC, in connection with the Post-Effective Amendment to the Registration Statement on Form F-1 (File No. 333- 295580) (the “Form F-1”) of Guardian Metal Resources PLC (the “Company”), consents to:

i.	the public filing, incorporation by reference and use of the technical report titled “S-K 1300 Technical Report Summary Pre-Feasibility Study – Individual Disclosure Pilot Mountain Tungsten” (the “Technical Report Summary”), with an effective date of June 30, 2026 and a report date of August 21, 2026, prepared by us and in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”), as an exhibit to and/or referenced in the Form F-1 being filed by the Company with the SEC, and any amendments thereto;

ii.	the use of and reference to our company name in the Form F-1, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form F-1 and the Technical Report Summary; and

iii.	the incorporation by reference of any extracts from, or summary of, the Technical Report Summary in the Form F-1 and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that were prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form F-1.

RESPEC Company, LLC, is responsible for authoring, and this consent pertains to, Sections 3 to 9 (except 4.5), Sections 11 to 13, 15.7, 18.1.7, 18.2.3, and information related to areas of responsibility of Sections 1, 2 and 22 to 25 of the Technical Report Summary. We certify that we have read the Form F-1 and that the Form F-1 fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

Report Effective Date: June 30, 2026

Consent Date: September 17, 2026

/s/ Michael S. Lindholm
Michael S. Lindholm
Principal Geologist
RESPEC Company, LLC

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